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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   FORM 8-K/A


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): March 30, 2001




                          IN STORE MEDIA SYSTEMS, INC.
                            15423 East Batavia Drive
                             Aurora, Colorado 80011


                          Commission File No. 000-28515
                       Incorporated in the State of Nevada
                      Federal Identification No. 84-1249735


                            Telephone: (303) 364-6550
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 ITEM  7.         FINANCIAL  STATEMENTS  AND  EXHIBITS.

         (a)      Financial Statements of Business Acquired.

                  Not Applicable.

         (b)      Pro Forma Financial Information.

                  On March 30, 2001, In Store Acquisition Corp. ("ISAC"), a wholly-owned subsidiary of In Store Media Systems, Inc. ("ISMS") entered into an agreement and plan of merger to acquire 100% of the outstanding common stock of E. Schulze in exchange for 17,852,196 shares of ISMS $.001 par value common stock and $1,719,000 in cash. E. Schulze owned 20,144,196 shares of ISMS common stock and patent rights to Canpactor. To finance the cash portions of the agreement, ISMS sold 2,292,000 shares of ISMS $.001 par value common stock for proceeds of $1,719,000. The transaction closed in May 2001.

                  The unaudited pro forma combined balance sheet submitted herewith as shown in Item 7(c) following assumes the exchange occurred on March 31, 2001, using the assumptions described in the accompanying notes. The combination is recorded as the purchase of E. Schulze by ISMS. No pro forma statement of operations is included as E. Schulze had no operations for the past three years related to the assets remaining at the date of merger. Therefore, for the purposes of the financial information submitted herewith, the merger is treated as the purchase of assets and not the purchase of a business.

                  The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements of ISMS, together with the related notes thereto.

         (c)      Exhibits

                  99.2 Pro Forma Financial Statements of In Store Media Systems, Inc.
                           a.       Pro Forma Combined Balance Sheet (Unaudited)
                           b. Notes to Pro Forma Combined Balance Sheet (Unaudited)

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         In Store Media Systems, Inc.


Date: June 15, 2001                      By  /S/ Donald P. Uhl
                                             -----------------------------------
                                             Donald P. Uhl, President and CEO

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                                INDEX TO EXHIBITS
                                -----------------

The following exhibits are filed with the Current Report on Form 8-K/A.

Exhibit No.       Description
-----------       -----------

99.2              Pro Forma Financial Statements of In Store Media Systems, Inc.
                  a.       Pro Forma Combined Balance Sheet (Unaudited)
                  b.       Notes to Pro Forma Combined Balance Sheet (Unaudited)

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